Exhibit 4.2
Execution Version
From:    Seadrill Rig Holding Company Limited
Seadrill Castor Pte. Ltd.
Seadrill Telesto Ltd.
Seadrill Tucana Ltd.
Seadrill Jack Up Holding Ltd.
(together, the “Seadrill Parties”)
c/o Seadrill Americas Inc.
11025 Equity Drive, Suite 150
Houston
Texas 77041
United States
To:    Gulf Drilling International Limited
Gulf Jackup SPC LLC
(together, the “GDI Parties”)
10th, 11th and 12th Floor
The Gate Mall, Tower 3
Maysaloun Street
West Bay
P.O. Box 9072
Doha
State of Qatar
each a “Party” and together, the “Parties”.
14 June 2024
Dear Sirs
Share and Asset Purchase Agreement Amendment
1.We refer to the share and asset purchase agreement dated 16 May 2024 entered into between the Seadrill Parties and the GDI Parties (the “Share and Asset Purchase Agreement”).
2.Unless otherwise defined herein, capitalised terms shall have the meanings given to them in the Share and Asset Purchase Agreement. The rules of interpretation set out in clause 1.2 of the Share and Asset Purchase Agreement shall apply to this letter mutatis mutandis.
3.The Parties now wish to amend certain provisions of the Share and Asset Purchase Agreement in accordance with clause 28 of the Share and Asset Purchase Agreement on the terms set out in this letter.
4.With effect from the date of this letter, the Parties agree that:
(a)schedule 1 of the Share and Asset Purchase Agreement shall be deleted in its entirety and replaced with schedule 1 to this letter; and
(b)for the purposes of clause 9.1 of the Share and Asset Purchase Agreement, Completion shall take place on 25 June 2024.

5.With effect from the date of this letter, the Parties agree that for the purposes of calculating the Charter Hire Seller Amount and the Completion Payment and the payment of the Charter Hire Seller Amount:
(a)the GDI Parties shall pay (or procure the payment of) an amount equal to US$6,720,000 (six million seven hundred and twenty thousand US dollar) on Completion in accordance with the terms of clause 9.3(a) of the Share and Asset Purchase Agreement; and
(b)if the Tucana Amendment Agreement becomes effective on or before the Completion Date, the GDI Parties shall pay (or procure the payment of) an amount equal to:
A x B
to the Seller Parent (on behalf of Seadrill Tucana Ltd.) by electronic transfer of immediately available funds of same day value to the Seller Account by no later than five Business Days following the Completion Date.
6.For the purposes of paragraph 5 of this letter:
(a)“A” equals US$43,000 (forty three thousand US dollars);
(b)“B” equals the number of days (or part of any day) prior to, and including, the Completion Date in respect of which the Tucana Amendment Agreement was deemed effective (irrespective of the Charter Termination Agreements); and
(c)“Tucana Amendment Agreement” means amendment number 1 to the bareboat charter agreement dated 8 May 2023 entered into between Seadrill Tucana Ltd. and the Rig Operator.
7.The Seller hereby notifies the Buyer that the account set out in schedule 2 to this letter shall be the “Seller Account” for the purposes of the payments required under clause 9.3 of the Share and Asset Purchase Agreement on Completion and any payment required under paragraph 5(b) of this letter.
8.Other than as set out in this letter, the Share and Asset Purchase Agreement shall remain in full force and effect.
9.By signing this letter, each Party agrees to the terms of this letter.
10.This letter may be executed in any number of counterparts which together shall constitute one agreement. Any Party may enter into this letter by executing a counterpart and this letter shall not take effect until it has been executed by all Parties. Delivery of an executed signature page of a counterpart in Portable Document Format (PDF) or another electronic form sent by electronic mail or using DocuSign Cloud digital signature shall take effect as delivery of an executed counterpart of this letter.
11.A person who is not a party to this letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this letter.
12.The provisions of clauses 31 and 34 of the Share and Asset Purchase Agreement shall apply to this letter mutatis mutandis.

IN WITNESS WHEREOF this letter has been executed as a deed and is delivered as a deed and takes effect on the date stated at the beginning of it.

SCHEDULE 1

Allocation of Consideration

[Omitted.]

SCHEDULE 2
Seller Account

[Omitted.]

EXECUTION PAGES

Executed and delivered as a deed by SEADRILL RIG HOLDING COMPANY LIMITED acting by Martyn Svensen	) ) ) ) )	/s/ Martyn Svensen ……………………………………………
in the presence of:	) )
Witness’s signature:	) )	/s/ Caroline Svensen ……………………………………………
Name of witness:	) )	Caroline Svensen ……………………………………………
Address of witness:	) )	[ ] ……………………………………………
	) )	[ ] ……………………………………………
Occupation of witness:	)	[ ] ……………………………………………

Executed and delivered as a deed by SEADRILL CASTOR PTE. LTD. acting by Lee Geok Hiang	) ) ) )	/s/ Lee Geok Hiang ……………………………………………
in the presence of:	) )
Witness’s signature:	) )	/s/ Lee Yen Guan ……………………………………………
Name of witness:	) )	Lee Yen Guan ……………………………………………
Address of witness:	) )	[ ] ……………………………………………
	) )	[ ] ……………………………………………
Occupation of witness:	)	[ ] ……………………………………………

[Execution page to SAPA Amendment Letter]

Executed and delivered as a deed by SEADRILL TELESTO LTD. acting by Martyn Svensen	) ) ) )	/s/ Martyn Svensen ……………………………………………
in the presence of:	) )
Witness’s signature:	) )	/s/ Caroline Svensen ……………………………………………
Name of witness:	) )	Caroline Svensen ……………………………………………
Address of witness:	) )	[ ] ……………………………………………
	) )	[ ] ……………………………………………
Occupation of witness:	)	[ ] ……………………………………………

Executed and delivered as a deed by SEADRILL TUCANA LTD. acting by Martyn Svensen	) ) ) )	/s/ Martyn Svensen ……………………………………………
in the presence of:	) )
Witness’s signature:	) )	/s/ Caroline Svensen ……………………………………………
Name of witness:	) )	Caroline Svensen ……………………………………………
Address of witness:	) )	[ ] ……………………………………………
	) )	[ ] ……………………………………………
Occupation of witness:	) )	[ ] ……………………………………………

Executed and delivered as a deed by SEADRILL JACK UP HOLDING LTD. acting by Martyn Svensen	) ) ) )	/s/ Martyn Svensen ……………………………………………
in the presence of:	) )
Witness’s signature:	) )	/s/ Caroline Svensen ……………………………………………
Name of witness:	) )	Caroline Svensen ……………………………………………
Address of witness:	) )	[ ] ……………………………………………
	) )	[ ] ……………………………………………
Occupation of witness:	)	[ ] ……………………………………………
[Execution page to SAPA Amendment Letter]

Executed and delivered as a deed by GULF DRILLING INTERNATIONAL LIMITED acting by Marcus Carl Barraclough	) ) ) ) )	/s/ Marcus Carl Barraclough ……………………………………………
in the presence of:	) )
Witness’s signature:	) )	/s/ Abdallah Altahir ……………………………………………
Name of witness:	) )	Abdallah Altahir ……………………………………………
Address of witness:	) )	[ ] ……………………………………………
	) )	[ ] ……………………………………………
Occupation of witness:	)	[ ] ……………………………………………

Executed and delivered as a deed by GULF JACKUP SPC LLC acting by Marcus Carl Barraclough	) ) ) )	/s/ Marcus Carl Barraclough ……………………………………………
in the presence of:	) )
Witness’s signature:	) )	/s/ Abdallah Altahir ……………………………………………
Name of witness:	) )	Abdallah Altahir ……………………………………………
Address of witness:	) )	[ ] ……………………………………………
	) )	[ ] ……………………………………………
Occupation of witness:	)	[ ] ……………………………………………
◦
[Execution page to SAPA Amendment Letter]